QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated June 5, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Gradco Systems, Inc. on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Gradco Systems, Inc. on Forms S-8 (File No. 33-35656, effective June 29, 1990 and File No. 333-45483, effective February 3, 1998).

/s/ Grant Thornton LLP

Irvine, California
July 9, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS